FIFTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIFTH AMENDMENT dated as of October 1, 2017, to the Transfer Agent Servicing Agreement, dated as of October 23, 2009, as amended November 8, 2011, February 14, 2012, February 21, 2013 and November 2, 2016 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the GERSTEIN FISHER FUNDS (the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend the fees; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION
By: /s/ John P. Buckel	By: /s/ Anita M. Zagrodnik
Printed Name: John P. Buckel	Printed Name: Anita M. Zagodnik
Title: President	Title: Senior VP

Gerstein Fisher - 10/2017

Amended Exhibit C to the Transfer Agent Servicing Agreement – Trust for Professional Managers
Gerstein Fisher Funds TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at October 1, 2017
Annual Basis Point Fee
___ basis points on the average net assets in the fund complex
Services Included in Annual Basis Point Fee are current services performed under Transfer Agent agreement dated October 1, 2017 and include the following:
▪
▪ Base Fund Fees
▪ Open and Closed Account Fees
▪ Shareholder Servicing Calls
▪ Manual Shareholder Transactions & Correspondence
▪ Daily Valuation/Manual 401k Trade
▪ Omnibus Account Transactions
▪ FAN Mail Electronic Data Delivery
▪ Vision Intermediary e-Commerce (inquiry only)
▪ DST NSCC Charges
▪ Cost Basis Reporting
▪ Client Web Data Access (MFx ReportSource)
▪ Short-Term Trader Reporting

Miscellaneous Expenses Included in Annual Basis Point Fee:
Including but not limited to mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, , and shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing).

Additional Services
Services added after the date of this amendment, including fund launch, fund liquidation, and/or fund conversion services, will be at the then current standard USBFS fee schedule rates.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase, Milwaukee USA.
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit C.

By:  People’s Securities, Inc.

Name: /s/ Gregg Fisher

Gerstein Fisher - 10/2017

Amended Exhibit C to the Transfer Agent Servicing Agreement – Trust for Professional Managers
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at October 1, 2017
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $___ /qualified plan acct (Cap at $30.00 /SSN)
▪ $___ /Coverdell ESA acct (Cap at $30.00 /SSN)
▪ $___ /transfer to successor trustee
▪ $___ /participant distribution (Excluding SWPs)
▪ $___ /refund of excess contribution
▪ $___ /reconversion/recharacterization
Additional Shareholder Paid Fees
▪ $___ /outgoing wire transfer
▪ $___ /overnight delivery
▪ $___ /telephone exchange
▪ $___ /return check or ACH
▪ $___ /stop payment
▪ $___ /research request per account (Cap at $25.00 /request) (For requested items of the second calendar year [or previous] to the request)

Gerstein Fisher - 10/2017